Exhibit 99.1

Investor and Financial Contacts:

Eric Winzer

(760) 603-7200

Invitrogen Announces First Quarter 2004 Results

Record Sales and Pro Forma Earnings Achieved and

Raises Full Year Guidance

CARLSBAD, CA, April 22, 2004 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for the quarter ended March 31, 2004. Revenues for the first quarter reached a record $251.3 million, an increase of 39% over the $180.6 million reported for the first quarter of 2003. Net income for the first quarter was $10.5 million versus $16.9 million for the same quarter in 2003. The reduction in net income was principally due to higher amortization of intangibles from acquired businesses and a $6.8 million charge for the retirement of high cost debt in the quarter. Earnings per share for the first quarter of 2004 was $0.20 per share, as compared to $0.34 per share, reported in the first quarter of 2003.

The Company has regularly reported pro forma results which exclude acquisition related amortization and other similar costs. First quarter pro forma net income was $35.7 million, or $0.63 per share, compared with pro forma net income in the first quarter of 2003 of $27.2 million, or $0.52 per share. Pro forma net income and pro forma earnings per share increased 31% and 21%, respectively. Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables with information also presented on the Company’s Investor Relations web page at www.invitrogen.com.

Highlights

•	Grew revenues 39%.

•	Improved pro forma operating margin to 26% from 24% in the first quarter of 2003.

•	Acquired all of the shares of BioReliance Corporation for $48 per share, providing a strategic entrée into the biologic testing marketplace.

•	Strengthened the senior management team with the addition of Karen Gibson as Chief Information Officer and Nicolas Barthelemy as Senior Vice President of Operations.

•	Acquired Protometrix, Inc., a maker of protein array chips, on April 1, 2004 in an all cash transaction.

•	Issued $450 million of 1.5% Convertible Senior Notes.

•	Retired $172.5 million of 5.5% Convertible Notes.

•	Raised 2004 full year guidance for pro forma earnings per share to $2.88.

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Invitrogen Corporation Announces First Quarter 2004 Results

Conference Call and Webcast Today at 11:00 am Eastern

The Company will discuss its first quarter 2004 results and its business outlook on its conference call at 11:00 am Eastern Time today, including its 2004 guidance. Additional details regarding the call and webcast are included later in this release.

First quarter Review

Greg Lucier, Invitrogen’s President and CEO, commented: “We are very pleased with our performance in the first quarter as we reduced our operating expenses as a percentage of sales thereby expanding pro forma operating margins to 26%. The businesses we have acquired are integrating nicely. We are accelerating our development and marketing of new products that combine technologies from these acquisitions bringing innovative solutions to drug research and development. Our PureLink™ and Z’LYTE™ product families are examples of recent product introductions that combine technologies we obtained through our acquisitions.”

The first quarter revenue growth of 39% included 7% from favorable changes in foreign currency exchange rates. The 39% revenue growth was driven by BioDiscovery products where sales increased 31% in the first quarter of 2004 compared with the same period in 2003, principally due to the acquisition of well-positioned offerings from Molecular Probes and Pan Vera. In addition, BioProduction revenues increased 53% in the first quarter principally related to the inclusion of BioReliance revenues for approximately two months and increased customer demand.

First quarter 2004 gross margin was 56%, compared with 60% in the first quarter of 2003. First quarter 2004 gross margin included $10.3 million in increased costs for inventories acquired with Molecular Probes, which were recorded at fair value under purchase accounting rules. BioDiscovery gross margin increased to 70% in the first quarter of 2004 from 65% last year as the Company has changed its mix toward higher value BioDiscovery offerings. BioProduction gross margin decreased to 46% from 52% in the comparable quarter of 2003, and reflects the lower gross margin BioReliance service business and the higher cost sera inventory purchased in the last year.

Operating income was 10% of revenues in the first quarter of 2004 versus 14% in the first quarter of 2003. Amortization of purchased intangibles increased in the first quarter of 2004 compared with the same period in 2003, reflecting additional amortization for businesses acquired in the past year. Operating income before acquisition related amortization and other similar costs was 26% of revenues in the first quarter of 2004 compared with 24% in the first quarter of 2003. The operating margins improved as a result of leveraging our operating expenses over a larger revenue base.

First quarter interest income is lower than in the same period of the prior year due to a decline in the yield of our investment portfolio, while interest expense is higher compared to the first quarter of 2003 because of higher debt balances in the 2004 period. A charge of $6.8 million was recognized in the first quarter of 2004 related to the early retirement of $172.5 million in convertible notes.

Cash flows from operating activities were $30.4 million in the first quarter of 2004. Capital expenditures were $6.6 million during the first quarter of 2004.

Mr. Lucier concluded: “Our first quarter performance was an excellent start to 2004. While we are moving in the right direction we have just begun to scratch the surface on operational efficiency and we look forward to continuing improvements in the future.”

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Invitrogen Corporation Announces First Quarter 2004 Results

2004 Outlook

Invitrogen is raising its full year revenue and pro forma earnings per share expectations to $1,035 million and $2.88, respectively. The Company expects its business performance for the remainder of the year to be in line with previous guidance. For the remaining quarters of the year, the Company expects revenues to range from $258 million to $265 million. Pro forma earnings per share is expected to range from $0.74 to $0.76 during the remaining quarters of 2004. The Company will discuss its business outlook on its conference call today.

Conference Call and Webcast Details

The Company will discuss its financial and business results as well as its business outlook on its conference call at 11:00 am Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (800) 884-5695 (toll free) or (617) 786-2960 (international) after 10:50 a.m. Eastern and use passcode 22901938. A replay of the call will be available for one week by dialing (888) 286-8010 (toll free) and for international callers by dialing (617) 801-6888 and using passcode 67100613.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions, and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The Company provides essential life science technologies for disease research, drug discovery, and commercial bio-production. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bio-informatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The Company globally employs approximately 3,800 scientists and other professionals. For more information about Invitrogen visit the Company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported pro forma results for net income and earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our financial results under GAAP include substantial non-cash charges and tax benefits related to acquired businesses. Our pro forma calculations of net income and earnings per share, excluding acquisition related amortization and other similar costs, are limited because they do not reflect the entirety of our business costs. However, management believes that the pro forma presentation is a useful supplemental disclosure to investors as it provides an indication of the profitability and cash flows of the combined businesses apart from the initial, sunk cost of the acquisition. Management believes that this information is therefore useful to investors in analyzing and assessing our past and future operating performance.

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Invitrogen Corporation Announces First Quarter 2004 Results

In addition to the non-cash charges above, we exclude from our pro forma results the costs to integrate our acquired businesses or significant costs to restructure existing businesses as well as related tax benefits. Management views these costs as not indicative of the profitability or cash flows of its ongoing or future operations and excludes these costs as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance.

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and pro forma earnings per share; 2) momentum in 2004; 3) ability to make improvements to operational efficiency; and 4) integration of acquired businesses; and 5) ability to combine technologies of acquired businesses. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the Company’s ability to identify promising technology, new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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Invitrogen Corporation Announces First Quarter 2004 Results

INVITROGEN CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31,
(in thousands, except per share data)(unaudited)	2004	2003
Revenues	$251,324	$180,642
Cost of revenues	109,339	71,453

Gross margin	141,985	109,189

Operating expenses:
Sales and marketing	45,454	35,819
General and administrative	27,023	19,844
Research and development	15,748	10,625
Purchased intangibles amortization	28,228	16,676
Business integration costs	—	320

Total operating expenses	116,453	83,284

Income from operations	25,532	25,905

Other income (expense):
Interest income	5,854	6,174
Interest expense	(9,481)	(6,489)
Loss on early retirement of debt	(6,775)	—
Other income (expense), net	32	(277)

Total other income and expense, net	(10,370)	(592)

Income before provision for income taxes and minority interest	15,162	25,313
Income tax provision	(4,653)	(8,277)
Minority interest	—	(124)

Net income	$10,509	$16,912

Net income per common share:
Basic	$0.20	$0.34

Diluted	$0.20	$0.34

Weighted average shares used in per share calculation:
Basic	51,697	49,998
Diluted	53,858	50,243

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Invitrogen Corporation Announces First Quarter 2004 Results

INVITROGEN CORPORATION

RECONCILATION OF GAAP TO PRO FORMA STATEMENT OF OPERATIONS(1)

	For the Three Months Ended March 31, 2004				For the Three Months Ended March 31, 2003
(in thousands, except per share data) (unaudited)	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Revenues	$251,324	$—		$251,324	$180,642	$—		$180,642
Cost of revenues	109,339	(10,382	)(2)(3)	98,957	71,453	—		71,453

Gross margin	141,985	10,382		152,367	109,189	—		109,189

Gross margin as a percentage of revenues	56%			61%	60%			60%
Operating expenses:
Sales and marketing	45,454	(62	)(3)	45,392	35,819	—		35,819
General and administrative	27,023	(6	)(3)	27,017	19,844	—		19,844
Research and development	15,748	(211	)(3)	15,537	10,625	—		10,625
Purchased intangibles amortization	28,228	(28,228	)(4)	—	16,676	(16,676	)(4)	—
Business integration costs	—	—		—	320	(320	)(5)	—

Total operating expenses	116,453	(28,507)		87,946	83,284	(16,996)		66,288

Income from operations	25,532	38,889		64,421	25,905	16,996		42,901
Operating income as a percentage of revenues	10%			26%	14%			24%
Total other income and expense, net	(10,370)	—		(10,370)	(592)	—		(592)

Income before provision for income taxes and minority interest	15,162	38,889		54,051	25,313	16,996		42,309
Income tax provision	(4,653)	(13,725	)(6)	(18,378)	(8,277)	(6,743	)(6)	(15,020)
Minority interest	—	—		—	(124)	—		(124)

Net income	$10,509	$25,164		$35,673	$16,912	$10,253		$27,165
Add back interest expense subordinated debt, net of tax	—	2,088	(7)	2,088	—	2,077	(7)	2,077

Numerator for diluted earnings per share	$10,509	$27,252		$37,761	$16,912	$12,330		$29,242

Net income per common share:
Basic	$0.20			$0.69	$0.34			$0.54

Diluted	$0.20			$0.63	$0.34			$0.52

Weighted average shares used in per share calculation:
Basic	51,697	—		51,697	49,998	—		49,998
Diluted	53,858	5,807	(7)	59,665	50,243	5,807	(7)	56,050

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and business integration costs to provide a supplemental comparison of results of operations.
(2)	Add back costs for purchase accounting inventory revaluations of $10,286,000 and $0 for the three months ended March 31, 2004 and 2003, respectively.
(3)	Add back deferred compensation amortization totaling $0.4 million and $0 for the three months ended March 31, 2004 and 2003, respectively, related to stock option plans assumed in business combinations.
(4)	Add back amortization of purchased intangibles.
(5)	Add back business integration costs.
(6)	The Company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the Company’s overall average income tax rate.
(7)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the as-if-converted method, which assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator.

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Invitrogen Corporation Announces First Quarter 2004 Results

INVITROGEN CORPORATION

EBITDA INFORMATION

	For the Three Months Ended March 31,
(in thousands, except per share data)(unaudited)	2004	2003
Income from operations reported under GAAP	$25,532	$25,905
Add back business integration costs and merger-related amortization	38,889	16,996
Add back depreciation	8,866	5,950
Add back amortization of non merger-related deferred compensation	522	—
Add back amortization of all other intangible assets	679	798

EBITDA and business integration costs	$74,488	$49,649

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Invitrogen Corporation Announces First Quarter 2004 Results

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(dollars in thousands)(unaudited)	Bio-Discovery (formerly Molecular Biology)	Bio-Production (formerly Cell Culture)	Unallocated(1)	Total
Segment Results for the Three Months Ended March 31, 2004
Revenues from external customers	$152,673	$98,651	$—	$251,324

Gross margin	107,283	45,084	(10,382)	141,985

Gross margin as a percentage of revenues	70%	46%		56%
Selling, administrative and R&D	63,856	24,090	279	88,225
Business integration costs and merger-related amortization(2)	—	—	28,228	28,228

Income (loss) from operations	43,427	20,994	(38,889)	25,532
Operating margin as a percentage of revenues	28%	21%		10%

Segment Results for the Three Months Ended March 31, 2003(3)
Revenues from external customers	$116,371	$64,271	$—	$180,642

Gross margin	75,896	33,293	—	109,189

Gross margin as a percentage of revenues	65%	52%		60%
Selling, administrative and R&D	49,832	16,456	—	66,288
Business integration costs and merger-related amortization(2)	—	—	16,996	16,996

Income (loss) from operations	26,064	16,837	(16,996)	25,905
Operating margin as a percentage of revenues	22%	26%		14%

(1)	Unallocated items for the three months ended March 31, 2004 and 2003 include costs for purchase accounting inventory revaluations of $10.3 million and $0, amortization of purchased intangibles of $28.2 million and $16.7 million, amortization of deferred compensation of $0.4 million and $0, and business integration costs of $0 million and $0.3 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.
(2)	Excludes deferred compensation for the three months ended March 31, 2004 and 2003 of $0.4 million and $0, respectively, which is allocated to operating expenses.
(3)	2004 presentation of 2003 selling, administrative and R&D costs by segment reflects reclassifications of general and administrative costs from the Corporate and Unallocated segment to the BioDiscovery and BioProduction segments to conform to our corporate expense allocation methodology applied in 2004. Refer to our website at www.invitrogen.com for reclassifications of segment results for 2002 and 2003 by quarter.

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Invitrogen Corporation Announces First Quarter 2004 Results

INVITROGEN CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and investments	$891,326	$998,737
Trade accounts receivable, net of allowance for doubtful accounts	166,388	117,095
Inventories	115,285	126,707
Deferred income taxes	20,277	19,310
Prepaid expenses and other current assets	28,132	25,495

Total current assets	1,221,408	1,287,344
Property and equipment, net	239,479	186,231
Goodwill	1,390,037	983,407
Intangible assets, net	482,267	464,659
Long-term investments	145,183	177,070
Other assets	73,718	66,978

Total assets	$3,552,092	$3,165,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$2,551	$1,784
Accounts payable, accrued expenses and other current liabilities	144,395	121,151
Income taxes	5,595	2,758

Total current liabilities	152,541	125,693
Long-term obligations and reserves	52,799	32,069
Pension liabilities	17,330	17,249
Deferred income tax liability	175,289	161,331
Convertible debentures	1,300,000	1,022,500
Stockholders’ equity	1,854,133	1,806,847

Total liabilities and stockholders’ equity	$3,552,092	$3,165,689

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